EXHIBIT 32(i)
Woodward Governor Company
Certification pursuant to Section 906
of the Sarbanes-Oxley Act of 2002
      We hereby certify that the accompanying Report of Woodward Governor Company on Form 10-Q for the three months and six months ended March 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Woodward Governor Company.

Date: May 3, 2005	/s/ John A. Halbrook

John A. Halbrook, Chairman and Chief Executive Officer

Date: May 3, 2005	/s/ Stephen P. Carter

Stephen P. Carter, Executive Vice President, Chief Financial Officer and Treasurer
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Woodward and will be retained by Woodward and furnished to the Securities and Exchange Commission or its staff upon request.